Form N-SAR





SUB-ITEM 77-E   LEGAL PROCEEDINGS
Since February 2004, Federated
and related entities
(collectively, "Federated")
have been named as
defendants in several
lawsuits that are now pending
in the United States District
Court for the Western
District of Pennsylvania.
These lawsuits have been
consolidated into a single
 action alleging excessive
advisory fees involving
one of the Federated-sponsored
mutual funds ("Funds").
       Federated and its
counsel have been defending
this litigation. Additional
lawsuits based upon
similar allegations may
be filed in the future. The
potential impact of these
lawsuits, all of which seek
monetary damages, attorneys'
fees and expenses, and future
potential similar suits is uncertain.
Although
we do not believe that these
lawsuits will have a material
adverse effect on the Funds,
 there can be no
assurance that these suits,
ongoing adverse publicity
and/or other developments
resulting from the
allegations in these matters
 will not result in increased
 redemptions, or reduced sales,
 of shares of the
Funds or other adverse
consequences for the Funds.









SUB-ITEM 77-E LEGAL PROCEEDINGS
(FEDERATED KAUFMANN FUND ONLY)
Since February 2004, Federated
and related entities (collectively, "Federated") have been named as defendants in several lawsuits that are now pending in the United
States District Court for the Western
District of Pennsylvania. These
lawsuits have been consolidated
into a single action alleging excessive
advisory fees involving Federated
Kaufmann Fund.
     Federated and its counsel
have been defending this litigation.
Although the Federated Kaufmann
Fund is not a defendant in this
litigation, that Fund could
potentially receive a recovery
in this action.
Additional lawsuits based upon
similar allegations may be filed
in the future. The potential
 impact of these
lawsuits, all of which seek
monetary damages, attorneys'
fees and expenses, and future
 potential similar
suits is uncertain. Although
we do not believe that these
lawsuits will have a material
adverse effect on
the Federated-sponsored mutual
funds ("Funds"), there can be
no assurance that these suits,
ongoing
adverse publicity and/or other
developments resulting from the
allegations in these matters will
 not result
in increased redemptions, or
 reduced sales, of shares of
the Funds or other adverse consequences for the Funds.